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                      KAMAN CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)



                                                 For the Three Months
                                                    Ended March 31,
                                                 --------------------
                                                    2002        2001
                                                    ----        ----
Basic:

  Net earnings                                   $  5,341     $  8,741
                                                 ========     ========
  Weighted average number of shares
    outstanding                                    22,328       22,309
                                                 ========     ========

Net earnings per share - basic                   $    .24     $    .39
                                                 ========     ========

Diluted:

  Net earnings                                   $  5,341     $  8,741

  Elimination of interest expense on 6%
  subordinated convertible debentures
  (net after taxes)                                   229          255
                                                 --------     --------

  Net earnings (as adjusted)                     $  5,570     $  8,996
                                                 ========     ========

  Weighted average number of shares
    outstanding                                    22,328       22,309

  Weighted average shares issuable on
    conversion of 6% subordinated convertible
    debentures                                      1,052        1,123

  Weighted average shares issuable on
    exercise of diluted stock options                 188          246
                                                 --------     --------

    Total                                          23,568       23,678
                                                 ========     ========

Net earnings per share - diluted                 $    .24     $    .38
                                                 ========     ========




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